Exhibit 99.1

HeartBeam Appoints Dr. Michael R. Jaff to the Board of Directors

Renowned Vascular Physician and Researcher Brings Wealth of Clinical and Industry Experience to Board

SANTA CLARA, CA – July 26, 2023 – HeartBeam, Inc. (NASDAQ: BEAT), a cardiac technology company that has developed the first and only 3D-vector electrocardiogram (VECG) platform intended for patient use at home, today announced the appointment of Michael R. Jaff, DO to its board of directors, effective as of July 24, 2023. This appointment brings the number of HeartBeam board members to eight.
Dr. Jaff is Chief Medical Officer and Vice President of Clinical Affairs, Technology and Innovation of the Peripheral Interventions division at Boston Scientific Corporation. Previously, he was a professor of medicine at Harvard Medical School and he served as President of Newton-Wellesley Hospital. Prior to that, Dr. Jaff was the inaugural Paul and Phyllis Fireman Endowed Chair of Vascular Medicine and Medical Director of the Fireman Vascular Center at the Massachusetts General Hospital. He is a recognized expert in all aspects of vascular medicine and is the founder of VasCore, the Vascular Ultrasound Core Laboratory. Dr. Jaff has published over 300 peer-reviewed publications and 10 textbooks and is the Past-President of the Society for Vascular Medicine.
“I am passionate about innovation in health care and am excited to join the board at HeartBeam,” said Dr. Jaff. “Their technology has the potential to bring standard of care cardiac diagnostic technology directly to patients, improving outcomes and saving lives while reducing unnecessary expenditures. I look forward to contributing to these efforts.”
“Dr. Jaff brings an extraordinary level of expertise to the HeartBeam board, with his extensive experience as a researcher, practicing clinician, hospital administrator, and industry executive,” said Rich Ferrari, Executive Chairman of HeartBeam. “His tremendous knowledge in clinical trial design and execution, as well as his experience supporting novel technologies in front of the Food and Drug Administration, will be valuable for the company.”
“We are thrilled to have Dr. Jaff join our board,” added Branislav Vajdic, Ph.D., CEO and Founder of HeartBeam. “He adds a unique and extremely valuable perspective that is crucial for HeartBeam as we progress toward our initial clearances and the commercial availability of our technology. The company will benefit from having the guidance of Dr. Jaff, along with recent additions Ken Nelson and Mark Strome, at this exciting time.”

About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a cardiac technology company that has developed the first and only 3D-vector ECG platform intended for patient use at home. By applying a suite of proprietary algorithms to simplify vector electrocardiography (VECG), the HeartBeam platform enables patients and their clinicians to assess their cardiac symptoms quickly and easily, so care can be expedited, if required. HeartBeam has two patented products in development. HeartBeam AIMI™ is software for acute care

Exhibit 99.1
settings that provides a 3D comparison of baseline and symptomatic 12-lead ECG to more accurately identify a heart attack. HeartBeam AIMIGo™ is the first and only credit card-sized 12-lead output ECG device coupled with a smart phone app and cloud-based diagnostic software system to facilitate remote evaluation of cardiac symptoms. HeartBeam AIMI and HeartBeam AIMIGo have not yet been cleared by the US Food and Drug Administration (FDA) for marketing in the USA or other geographies. For more information, visit HeartBeam.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our in our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us

Media Contact:
media@heartbeam.com